EXHIBIT 99.1

This Statement on Form 3 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 3 filed herewith.

Name of Designated Filer: LIBERTY 77 CAPITAL L.P.

Date of Event Requiring Statement: March 26, 2025

Issuer Name and Ticker or Trading Symbol: Satellogic Inc. [ SATL ]

LIBERTY 77 CAPITAL L.P.

By:	Liberty 77 Capital Partners L.P., its general partner

By:	Liberty Capital L.L.C., its general partner

By:	/s/ Jesse M. Burwell
	Name:	Jesse M. Burwell
	Title:	Chief Financial Officer

LIBERTY STRATEGIC CAPITAL (SATL) HOLDINGS, LLC

By:	Liberty 77 Fund L.P., Liberty 77 Fund USTE L.P. and Liberty 77 Fund International L.P., its managing members

By:	Liberty 77 Capital GenPar L.P., their general partner

By:	Liberty 77 Capital UGP L.L.C., its general partner

By:	/s/ Jesse M. Burwell
	Name:	Jesse M. Burwell
	Title:	Chief Financial Officer

LIBERTY 77 CAPITAL PARTNERS L.P.

By:	Liberty Capital L.L.C., its general partner

By:	/s/ Jesse M. Burwell
	Name:	Jesse M. Burwell
	Title:	Chief Financial Officer

LIBERTY CAPITAL L.L.C.

By:	/s/ Jesse M. Burwell
	Name:	Jesse M. Burwell
	Title:	Chief Financial Officer

STM PARTNERS LLC

By:	/s/ Steven T. Mnuchin
	Name:	Steven T. Mnuchin
	Title:	President

/s/ Steven T. Mnuchin
STEVEN T. MNUCHIN